SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT, dated April 3, 2017 ("**Effective Date**"), is entered into by and between Marshall Faulk ("**Faulk**") and Immune Therapeutics, Inc. ("**Company**").

BACKGROUND:

WHEREAS, the Company issued to Faulk that certain Promissory Note dated December 10, 2015 ("**Note**") in the principal amount of One Hundred Thousand Dollars ($100,000) and with a Maturity Date of March 9, 2016; and

WHEREAS, the Company is in default of the Note, but there is a dispute as to fees due under the Note as a result of such default; and

WHEREAS, Faulk and the Company desire to resolve, compromise and settle the remaining amounts owed under the Note to avoid the costs and expenses of any further legal action.

NOW, THEREFORE, the parties hereto agree

1. **Settlement Amount**. Within five (5) business days of the Effective Date, the Company shall issue and deliver to Faulk 2,000,000 restricted shares of the Company's Common Stock ("**Settlement Shares**") in book entry form. Faulk hereby represents and warrants that he is acquiring the Settlement Shares for his own account and not with a view towards distribution. In consideration for, and as a condition of payment of, the Settlement Shares, Faulk agrees to assign the Note to Mr. Robert J. Dailey pursuant to the Debt Purchase and Exchange Agreement between the parties and Mr. Dailey, included herewith in Exhibit A.

2. **Release of Claims and Covenants Not to Sue**. Faulk hereby discharges, acquits, and releases the Company, together with any past, present, and future parents, subsidiaries and affiliates, and all of their past, present, and future employees, officers, agents, shareholders, members, managers and directors (collectively, the "**Company Released Parties**"), from all claims, debts, damages, demands, rights, liabilities, suits, matters, issues and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, that were or could have been asserted, existing or accruing as of the date of this Settlement Agreement (the "**Faulk Released Claims**"). Furthermore, to the extent permitted by law, Faulk forever waives, releases, and covenants not to sue or file or assist with suing or filing any lawsuit or claim against any of the Company Released Parties with any court, governmental agency or other entity based on a Faulk Released Claim, whether known or unknown at the time of execution, provided, however, that the Parties may enforce this Settlement Agreement as set forth herein.

3. **Representations and Warranties**. Company and Faulk represent and warrant that (i) they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any

claim, demand, right, or cause of action, relating to any matter which is covered by this Settlement Agreement, (ii) that each is duly authorized to enter into and perform all of its obligations under this Settlement Agreement.

4. **No admission of Liability**. Nothing in this Settlement Agreement will be construed as an admission of liability by or against the other Party.

5. **Attorney Fees**. In the event any litigation, arbitration, mediation, or other proceeding ("**Proceeding**") is initiated by any Party against the other Party to enforce, interpret or otherwise obtain judicial relief, quasi-judicial relief, whether in law or equity, in connection with this Settlement Agreement, then the prevailing Party will be entitled to recover from the unsuccessful Party all costs, expenses, actual attorney's fees and expert witness fees, relating to or arising out of (i) such Proceeding (whether or not such Proceeding proceeds to judgment), and (ii) any post-judgment or award resulting from any such Proceeding. Any such judgment or award will contain a specific provision for the recovery of all such subsequently incurred costs, expenses, actual attorney's fees and expert witness fees.

6. **Non-Disparagement**. No Party will disparage or otherwise publish or communicate derogatory statements or opinions about the other Party or its affiliates or their respective practices, businesses, personnel, to any person or entity, be it orally or in writing. For purposes of this Settlement Agreement, "derogatory" means a statement that detracts from another's character, standing, or reputation.

7. **Governing Law**. This Settlement Agreement shall be governed by and construed in accordance with the laws of the state of Florida without regard to the conflict of law principles thereof. The Parties irrevocably submit to the personal jurisdiction of the Federal Court and State Court (as case may be) as further described above, and agree that such courts are the appropriate, exclusive and convenient forum for, and will have exclusive jurisdiction over, any action or dispute arising out of this Settlement Agreement or relating to any of obligations contemplated by this Settlement Agreement, and the Parties irrevocably waive any right to claim that such forum is inconvenient. Neither Party will bring suit with respect to any action or dispute arising out of this Settlement Agreement in any court or jurisdiction other than the above specified courts. The preceding sentence will not limit the rights of the Parties to obtain execution of a judgment in any other competent jurisdiction.

8. **Severability**. If any provision hereof is invalid or unenforceable, then, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect and there shall be deemed substituted for the provision at issue a valid, legal, and enforceable provision as similar as possible to the provision at issue in order to carry out the intentions of the Parties hereto as nearly as may be possible.

9. **Amendments and Waiver**. This Settlement Agreement may only be amended by a written instrument that has been executed by both Parties. The failure by any of the Parties to

enforce at any time, or for any period of time, any one or more of the terms or conditions of this Settlement Agreement, or a course of dealing between the Parties, shall not be a waiver of such terms or conditions or of such Party's right thereafter to enforce each and every term and condition of this Settlement Agreement.

10. **Multiple Counterparts**. This Settlement Agreement may be signed in multiple counterparts (including by electronically transmitted signatures) and, when each Party has signed a counterpart hereof, each such counterpart shall be a binding and enforceable agreement as an original.

IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement to be entered into as of the Effective Date.

Immune Therapeutics, Inc.:	**Marshall Faulk:**
______________________________	Marshall Faulk (Apr 4, 2017) ______________________________
Noreen Griffin	Marshall Faulk
Chief Executive Officer	

EXHIBIT A

DEBT PURCHASE AND EXCHANGE AGREEMENT

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

DEBT PURCHASE AND EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this "**Agreement**") is executed as of April 3, 2017 by and between Immune Therapeutics, Inc., a Florida corporation (the "**Company**"), Marshall Faulk ("**Holder**") and Robert J. Dailey ("**Assignee**").

A. The Company issued to Holder that certain Convertible Promissory Note in the original principal amount of $100,000.00 and having an original issue date of December 10, 2015 (the "**Prior Note**").

B. The Company has defaulted on the Prior Note and there is a dispute as to how much interest and fees are due under the Prior Note; however, the Company and Holder agree that at least an additional $50,000 is due under the Prior Note.

C. Holder wishes to sell the debt represented by the Prior Note to Assignee pursuant to the terms of this Agreement.

D. Subject to the terms of this Agreement, Assignee and the Company desire to exchange (such exchange is referred to as the "**Note Exchange**") the Prior Note for a new Promissory Note in the original principal amount of $150,000.00 (which amount includes all fees, charges and default interest accrued under the Prior Note) and substantially in the form attached hereto as Exhibit A (the "**Exchange Note**") following assignment of the Prior Note to Assignee. The Note Exchange will consist of Holder assigning the Prior Note to Assignee and Assignee surrendering the Prior Note in return for the Exchange Note, subject to the restrictions set forth herein. Other than the surrender of the Prior Note, no consideration of any kind whatsoever shall be given by Holder or Assignee to the Company in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Assignment of Prior Note. At Closing, Holder hereby sells, assigns, transfers and conveys to Assignee all of his rights, title and interests in and to the Prior Note and the Company's obligations represented thereby; and Assignee hereby accepts such assignment. Based on the foregoing, Assignee agrees to pay to Holder the sum of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Purchase Price") by wire into such account as designated by Holder in writing.

2. Issuance of Exchange Note. At Closing, Assignee will surrender the Prior Note to the Company and the Company will issue to Assignee the Exchange Note. In conjunction therewith, the Company hereby confirms that the Prior Note represents the Company's unconditional obligation to pay the outstanding balance of such Note pursuant to the terms of the Prior Note. The parties agree that upon surrender, the Prior Note will be cancelled and the remaining amount owed to Assignee in consideration of the Note Exchange shall hereafter be evidenced solely by the Exchange Note. For the avoidance of doubt, upon Assignee's receipt of the Exchange Note, the Prior Note will be deemed to be terminated, cancelled and of no further force or effect.

3. Closing. Upon the execution of the last of the parties to sign, the transaction contemplated hereby will close (the "**Closing**") electronically.

4. Holding Period, Tacking and Legal Opinion. The Company represents, warrants and agrees that for the purposes of Rule 144 ("**Rule 144**") of the Securities Act of 1933, as amended (the "**Securities Act**"), the holding period of the Exchange Note issued hereunder will include the holding period of the Prior Note from December 10, 2015, which date is the date that the Prior Note was issued. The Company agrees not to take a position contrary to this Section 4 in any document, statement, setting, or situation and further acknowledges that the Prior Note has not been amended or altered since such date.

5. Representations, Warranties and Covenants of Holder. Holder represents, warrants, and covenants to the Company that:

5.1 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Holder and is a valid and binding agreement of Holder enforceable in accordance with its terms.

5.2 Good and Marketable Title to the Prior Note. Holder has good and marketable title to the Prior Note, with the absolute right to sell, assign and transfer the same, and any portion thereof, to Assignee free and clear of all liens, pledges, security interests or encumbrances without any breach of any agreement to which he is a party. Holder has not previously transferred any portion of the Prior Note.

6. Representations, Warranties and Covenants of Assignee. Assignee represents, warrants, and covenants to the Company that:

6.1. Investment Purpose. Assignee is acquiring the Exchange Note (also herein referred to as "**Securities**") for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

6.2. Accredited Investor Status. Assignee is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

6.3. Transfer or Resale. Assignee understands that the Exchange Note has not been and is not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Assignee shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Converted Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements.

6.4. Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Assignee and is a valid and binding agreement of Assignee enforceable in accordance with its terms.

6.5. Brokers. There are no brokerage commissions, finder's fees or similar fees or commissions payable by Assignee in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Assignee or any action taken by Assignee.

7. Representations, Warranties, and Covenants of the Company. The Company hereby makes the representations set forth below and covenants and agrees as follows to Holder and Assignee (in addition to those set forth elsewhere herein):

7.1. Organization and Qualification. The Company has been duly organized, validly exists and is in good standing under the laws of the State of Florida. The Company has full corporate

power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors' rights, generally.

7.2. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Exchange Note and to issue the Securities in accordance with the terms hereof, (ii) the execution and delivery of the Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Agreement and Exchange Note have been duly executed and delivered by the Company, (iv) the Agreement and Exchange Note constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, and (v) the Company's signatory has full corporate or other requisite authority to execute the Agreement and Exchange Note and to bind the Company.

7.3. Issuance of Securities. The issuance of the Securities is duly authorized and the Securities are and will be, upon issuance, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description other than liens in favor of Assignee, and when issued will be validly issued, fully paid and non-assessable.

7.4. No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

7.5. Authorization and Issuance. The Prior Note was authorized by all necessary company action and validly issued and executed, and the Company's signatory had full corporate or other requisite authority to execute such agreements and to bind the Company.

7.6. No Additional Consideration. The Company has not received any cash or property consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Prior Note.

8. Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement.

8.1. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to this Agreement or the relationship of the parties or their affiliates shall be in Orlando, Florida.

8.2. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Except as otherwise expressly provided herein, no person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

8.3. Pronouns. All pronouns and any variations thereof in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

8.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

8.5. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.6. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

8.7. Entire Agreement. This Agreement, together with the Exchange Note, constitutes and contains the entire agreement between the parties hereto, and supersedes all prior oral or written agreements and understandings between Holder, Assignee, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Holder nor Assignee makes any representation, warranty, covenant or undertaking with respect to such matters.

8.8. Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, shall be effective only if it is made or given by an instrument in writing (excluding any email message) and signed by the Company, Assignee and Holder.

8.9. No Waiver. No forbearance, failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement shall be effective (a) only if it is made or given in writing (including an email message) and (b) only in the specific instance and for the specific purpose for which made or given.

8.10. Assignment. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Asignee, which consent may be withheld at the sole discretion of Assignee; *provided, however*, that in the case of a merger, sale of substantially all of the Company's assets or other corporate reorganization, Assignee shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Assignee hereunder may be assigned by Assignee to a third party, including its financing sources, in whole or in part.

8.11. Advice of Counsel. In connection with the preparation of this Agreement and all other Exchange Documents, each of the Company, its stockholders, officers, agents, and representatives acknowledges and agrees that the attorney that prepared this Agreement acted as legal counsel to the Company only. Each other party acknowledges that he has been, and hereby is, advised to seek legal

counsel and to review this Agreement and all of the other related documents with legal counsel of his choice, and (b) either has sought such legal counsel or hereby waives the right to do so.

8.12. No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

8.13. Attorneys' Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other related documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court's power to award fees and expenses for frivolous or bad faith pleading.

8.14. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER EXCHANGE DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

8.15. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.16. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing, shall be sent by facsimile to the party to be notified and shall be deemed effectively given upon personal delivery or four days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified. The parties addresses are listed on the signature page.

8.17. Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the maximum time allowable by applicable law.

8.18. Transaction Fees. Each party shall be responsible for its own attorneys' fees and other costs and expenses associated with documenting and closing the transaction contemplated by this Agreement.

8.19. Specific Performance. The Company, Holder, and Assignee acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Exchange Documents were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without

(except as specified in the Arbitration Provisions) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

8.20. Time is of the Essence. Time is expressly made of the essence of each and every provision of this Agreement.

[*Remainder of the page intentionally left blank; signature page to follow*]

IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Debt Purchase and Exchange Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

HOLDER:

By: ______________________________
Marshall Faulk

Address: ______________________________

____

ASSIGNEE:

By: ______________________________
Robert J. Dailey

Address: ______________________________

____

COMPANY:

IMMUNE THERAPEUTICS, INC.

By: ______________________________

Name: ______________________________

Title: ______________________________

Address: ______________________________

____

ATTACHMENTS:

Exhibit A Exchange Note

17-0331 Settlement Ag - IMUN & Faulk v2.1

Adobe Sign Document History 04/04/2017

Created:	04/04/2017
By:	Kelly Wilson (kelly.wilson@immunetherapeutics.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAATFUyd0QIjzmFhPavlhPU02DHmddf3UJh

"17-0331 Settlement Ag - IMUN & Faulk v2.1" History

Document created by Kelly Wilson (kelly.wilson@immunetherapeutics.com)
04/04/2017 - 5:17:01 PM EDT- IP address: 72.238.15.200

Document emailed to Noreen Griffin (noreen.griffin@immunetherapeutics.com) for signature
04/04/2017 - 5:17:35 PM EDT

Document emailed to Marshall Faulk (faulkmarshall8@gmail.com) for signature
04/04/2017 - 5:17:35 PM EDT

Document viewed by Marshall Faulk (faulkmarshall8@gmail.com)
04/04/2017 - 5:17:39 PM EDT- IP address: 66.249.84.22

Document viewed by Noreen Griffin (noreen.griffin@immunetherapeutics.com)
04/04/2017 - 5:30:34 PM EDT- IP address: 72.238.23.59

Document e-signed by Noreen Griffin (noreen.griffin@immunetherapeutics.com)
Signature Date: 04/04/2017 - 5:30:45 PM EDT - Time Source: server- IP address: 72.238.23.59

Document e-signed by Marshall Faulk (faulkmarshall8@gmail.com)
Signature Date: 04/04/2017 - 8:40:17 PM EDT - Time Source: server- IP address: 70.211.138.60

Signed document emailed to rmolski@att.net, Kelly Wilson (kelly.wilson@immunetherapeutics.com), peter.aronstam@immunetherapeutics.com, Marshall Faulk (faulkmarshall8@gmail.com), Noreen Griffin (noreen.griffin@immunetherapeutics.com), gaustin@austinlegalgroup.com and arden@austinlegalgroup.com
04/04/2017 - 8:40:17 PM EDT